Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 1, 2024, relating to the financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
December 13, 2024